Exhibit 10.30


                      MEMPHIS PURCHASE AND SALE AGREEMENT
                      -----------------------------------

    THIS MEMPHIS PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into this 7th day of November, 1995, by and between AMERICAN WIRELESS SYSTEMS, INC., a Delaware corporation with offices at 7436 E. Stetson Drive, Suite 220, Scottsdale, AZ 85251 (hereinafter referred to as "Seller") and TRUVISION CABLE, INC., a Delaware corporation with offices at 181 Kroger Drive, Suite H, Richland, MS 39218 (hereinafter referred to as "Buyer").

                                   RECITALS:
                                   --------

    WHEREAS, Seller is the owner of certain wireless cable television assets as herein defined which are intended to enable Seller to provide and/or which are related to the ownership, development and operation of a wireless television subscription service in the metropolitan area of Memphis, Tennessee (the "Memphis Area");

    WHEREAS, pursuant to the provisions of this Agreement, Seller desires to sell and Buyer desires to purchase the assets of Seller described herein, secure assignment of certain leases and agreements and enter into other agreements with Seller in connection therewith concurrently with the consummation of the transactions contemplated by the Flippen Agreement (as defined below);

    WHEREAS, the Board of Directors of Buyer have adopted resolutions approving this Agreement;

    WHEREAS, Seller, Heartland Wireless Communications, Inc., a Delaware corporation ("Heartland"), and a wholly-owned subsidiary of Heartland have entered into an Agreement and Plan of Merger ("Merger Agreement") dated as of September 11, 1995, providing for the acquisition by Heartland of Seller;

    WHEREAS, the Merger Agreement provides that Seller has the right to sell the assets of Seller described herein with Heartland's consent and Heartland has consented to this Agreement; and

    WHEREAS, concurrently with the execution and delivery of this Agreement by Seller and Buyer and in order to induce Buyer to enter into this Agreement, Heartland and Buyer have entered into a certain Flippen Purchase and Sale Agreement (the "Flippen Agreement") relating to the sale by Heartland to Buyer of all of Heartland's assets and rights with respect to that certain business described in the Flippen Agreement (the "Flippen Business"); and

    NOW, THEREFORE, in consideration of the mutual obligations, representations, warranties and covenants contained herein, the parties agree as follows:


                                   AGREEMENT:
                                   ---------

Section 1A.  CERTAIN DEFINITIONS.

    For Purposes of this Agreement:

    "Affiliate" means, with respect to a Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "Control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a person shall be deemed to be control.

    "Assets" means (i) the assets, properties and rights of Seller relating to the Business as set forth in Schedules 1.3(a), 1.3(b), and 1.3(c) and (ii) the Documents.

    "Assigned Contracts" means the Real Property Interests listed on Schedule 1.3(a) and the Capacity Lease Agreements listed on Schedule 1.3(b).

    "Authorizations" means FCC Authorizations, State Licenses, and all other authorizations, permits or licenses issued by any public, governmental or regulatory body, authority, agency or unit relating to the Business or the Assets or relating to the Non-compete BTA (as defined in Section 28.2).

    "Business" means all of the business and operations of the Seller related to the ownership, development and/or operation of wireless cable or other commercial wireless program transmission and distribution and communication business in the Memphis Area, whether already developed and operating or as may be or may be capable of being developed and operated, and all incidental business and commercial activities. Without limiting the foregoing, the Business includes the System.

    "Capacity Lease Agreements" means those certain agreements pursuant to which transmission capacity under an Authorization has been leased to the Seller and, in connection with this Agreement, will be assigned to the Buyer or pursuant to which the Buyer will, upon the Closing of the Sale obtain channel capacity.

    "Capacity Lease Party" means each party, other than the Seller to each of the Capacity Lease Agreements.

    "Closing" shall have the meaning set forth in Section 2.2.

    "Closing Documents" means the documents listed or described in Sections 5 and 6.

    "Code" means the Internal Revenue Code of 1986, as may be amended from time to time.

    "Communications Act" means the Communications Act of 1934, as amended, 47 United States Code, ss. 1 et seq.

    "Consents" means any and all consents, approvals, authorizations and waivers of any public, governmental or regulatory body, authority, agency or unit and any and all consents, approvals, authorizations and waivers from parties to any of the Contracts or any other Person that are (i) required for the lawful consummation of the Sale and/or any other transactions contemplated by this Agreement, or (ii) necessary or desirable for the Business to be conducted or the Assets to be used or available for use in the conduct of the Business after the Closing Date substantially in the same manner as before the Closing Date.

    "Contracts" means all of the oral or written, express or implied, agreements, contracts, leases, licenses, notes, loans, evidence of indebtedness, indentures, letters of credit, franchise agreements, undertakings, covenants not to compete, employment agreements, consulting agreements, permits, participation agreements, instruments, obligations, commitments, policies, purchase and sales orders, quotations and other executed or executory commitments relating to or connected with the Business or the Assets, in any case, to which Seller is, and as a result of the sale of Assets, Buyer will be, a party or by which Seller is, and as a result of the sale of Assets, Buyer will be, bound and which inure to the benefit of Seller and, as a result of sale of Assets, will inure to Buyer, and to which any of the Assets is subject or which Buyer shall assume pursuant to the sale of Assets.

    "Documents" mean, with respect to the Business or the Assets, all applications, engineering or market or other studies, reports and analysis or memoranda, or records and other documents or data relating to the Business which are in the possession or under the control of Seller, whether or not any such Document is reproduced or maintained on paper or stored or retained in or on audio or video tapes or computer hardware disks or by other electronic, magnetic or other means or methods.

    "Encumbrance" means, with respect to the Business or the Assets, any claim, lien, mortgage, pledge, option, charge, easement, security interest, right-of-way, encumbrance, restriction, condition or other right of any third party, including the Seller or any Affiliate of the Seller.

    "Environmental Laws" means any and all federal, state or local statutes, rules, laws, regulations, ordinances, codes, orders, licenses, franchises, permits, authorizations and concessions relating to health, safety or the environment, including without limitation the Handling of Substances, the presence of Substances at an Operating Site or any antipollution requirements.

    "Equipment" means all of the furniture, fixtures, furnishings, machinery, computer hardware, antennas, transmitters, amplifiers, all other electronic and "head end" equipment and other tangible personal property used or available for use in the Business or located at any of the Facilities and related to the Business.

    "Facilities" means, with respect to the Business or the Assets, all of the plants, offices, broadcast towers, antenna towers, head-ends, studios, control centers and all other real property interests and related facilities which are owned (if any) or leased by or the use of which are leased by the Seller and, from and after the Sale, the Buyer.

    "FCC" means the Federal Communications Commission.

    "FCC Authorizations" means, with respect to the Business or the Assets, authorizations, permits, licenses and other instruments authorizing construction or operation of communications facilities issued by the FCC.

    "Final Order" means a preliminary order which is not reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no timely request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review is pending, and as to which the time for filing any such request, motion, petition, application, appeal, or notice, and for the entry of an order staying, reconsidering, or reviewing on the FCC's or other regulatory authorities' own motion, has expired. A preliminary order which is not reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no timely request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review is pending, and as to which the time for filing any such requests, motion, petition, application, appeal, or notice, and for the entry of an order staying, reconsidering or reviewing on the FCC's or other regulatory authorities' own motion has expired, but which is subject to conditions is not (and will not be deemed) a Final Order unless and until the Buyer has notified the Seller in writing of me Buyer's willingness to accept such conditions.

    "Handling" means the production, use, generation, storage, treatment, recycling, disposal, discharge, release or other handling or disposition of any kind at any time on or prior to the Closing.

    "Insurance" means all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance maintained by Seller relating to the Business and the Assets.

    "Intellectual Property" means all patents, trademarks, service marks, trade names, copyrights, licenses, formulas, computer software, advertising, technology, advertising slogans, advertising techniques, merchandising techniques, operating procedures, know-how, data and other intellectual property rights of the Seller or any Affiliate of the Seller which are used in connection with the Business.

    "Knowledge"  means,  as to a  corporation,  the knowledge of the officers or
directors  of  such  corporation  after  reasonable  inquiry,   and,  as  to  an
individual, the knowledge of such individual after reasonable inquiry.

    "Material Adverse Effect" means a material adverse effect on the Business, the Assets or any liabilities relating to the Business or the Assets.

    "Operating Site" means any real property or facility owned, leased or used at any time by Seller or any Affiliate of Seller in connection with the Business.

    "Person" means any person or entity, whether an individual, trustee, corporation, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

    "Representative"  means  any  officer,   director,   partner,   stockholder,
principal, attorney, agent, employee or other representative of any Person.

    "Sale" shall have the meaning provided in Section 2.2.

    "Schedule" means a disclosure schedule executed and delivered by the Seller to the Buyer which contains a Schedule to or required by this Agreement setting forth exceptions to the representations and warranties contained in Section 7 and certain other information required by other provisions of this Agreement. Each Schedule will be deemed to be part of this Agreement and is incorporated by reference herein.

    "Service" means the wireless program transmission and communication service provided or contemplated to be provided by the Seller prior to the consummation of the Sale and, from and after the consummation of the Sale, by the Buyer in the ordinary course of business.

    "State Licenses" means licenses, permits and other authorizations issued by the State of Tennessee or any other state in connection with or relating to the Business or the Assets.

    "Substance"  means  any  toxic,   hazardous,   or  other  regulated  wastes,
substances, products, pollutants or materials of any kind (including without limitation, petroleum and petroleum products, asbestos, and radon).

    "System" means the wireless program transmission and communication system owned, developed, operated and controlled by the Seller in the Memphis, Tennessee, metropolitan area and, from and after the consummation of the Sale by the Buyer.

    "Taxes" means all taxes of any type or nature, including without limitation, penalties and interest from time to time imposed by the laws of any jurisdiction or by any federal, state or local government or governmental unit in connection with the Assets or the operation of the Business.

Section 1.  ASSETS TO BE CONVEYED AND LIABILITIES ASSUMED

    1.1 Assets to be Conveyed. Subject to the provisions of this Agreement and on the basis of the covenants, agreements, representations and warranties set forth herein, and except as otherwise specifically provided by this Agreement,
(i) Seller agrees to sell and Buyer agrees to buy the Assets free and clear of all Encumbrances, and (ii) Seller, as lessor, agrees to lease to Buyer and the Buyer, as lessee, agrees to lease from the Seller the Memphis E Group License described in Section 4.

    1.2 Assumed Liabilities. Except such obligations and liabilities which accrue under the Assigned Contracts on or after the Closing Date and are assumed by the Buyer pursuant to the Closing Documents (collectively "Assumed Liabilities"), Buyer does not intend to, and shall not, assume any monetary or other obligation or liability of Seller of any character whatsoever.

    1.3 Assets Identified. The Seller represents and warrants to the Buyer that all of the Assets used or available for use in the conduct of the Business (excluding the Documents) are described in this Section 1.3 and the Schedules referred to herein as follows:


        (a) Schedule 1.3 (a) separately lists and describes in detail each real property interest (collectively "Real Property Interests") owned by the Seller or leased by the Seller which is used or available for use in the Business.

        (b) Schedule 1.3 (b) separately describes in detail each Capacity Lease Agreement.

        (c) Schedule 1.3(c) separately lists and describes in detail each item of Equipment, except small hand tools and similar equipment which are generally described by category and number.

    1.4 Information Schedules. The Seller represents and warrants to the Buyer that the information contained in the following Schedules relating to the Assets and the Business is complete and accurate:

        (a) Schedule 1.4 (a) contains a list of all employees of the Seller or any Affiliate of the Seller (collectively "Personnel") who, at the option of the Buyer as provided by this Agreement, may or shall become employees of the Buyer after the Closing, including (i) name and address, (ii) social security number,
(iii) length of service, (iv) job title or description, (v) rate of compensation, (vi) date of last change in compensation rate, (vii) payroll period, (viii) annual paid holidays, (ix) accrued bonuses, (x) annual vacation and sick leave and accrued annual vacation and sick leave, and (xi) the name of the Seller or Seller's Affiliate who is the employer.

        (b) Schedule 1.4 (b) contains a list and description of current, pending or threatened litigation or other judicial or administrative proceeding to which the Seller is or may become a party or which may affect or involve the Assets or the Business.

        (c) Schedule 1.4 (c) contains a list and a detailed description of all formal or informal pension, profit sharing, retirement, bonus, hospitalization, health, disability, insurance or other plans or practices (collectively "Benefit Plans") in effect for or which benefit the Personnel described in Schedule whether or not any such Benefit Plan is subject to the provision of the Employees Retirement Income Security Act of 1974, as amended ("ERISA").

        (d) Schedule 1.4 (d) contains a list and detailed description of all written and oral, and true and complete copies of all written, contracts, agreements, understandings or arrangements between the Seller and any labor organization related to or affecting the Business or any Personnel described in Schedule .

        (e) Schedule 1.4 (e) contains a list and detailed description of all notes, instruments of debt, deeds of trust or mortgages, liens or encumbrances, and conditional sale or lease purchase agreements, security agreements, open accounts or other purchase arrangements, and any other documents with or of any other creditors of Seller (collectively "Debt Documents") not fully satisfied as of the date of this Agreement, if any of the Assets secure the performance of any obligation or the payment of any debt of the Seller or any other Person. Schedule shall identify or describe (i) the Person to whom the obligation or debt is payable or due, (ii) any collateral securing payment of each debt or performance of each obligation or debt, (iii) the amount and date due or payment schedule of each obligation or debt, and (iv) the nature of each such obligation or debt. Buyer shall not assume or have any liability with respect to any Debt Documents or any liabilities or obligations pursuant thereto. All such liabilities and obligations shall be repaid by Seller at or prior to the Closing.

        (f) Schedule 1.4 (f) contains a list and detailed description of all applicable invoices for bills or other price, expense or cost determination documents of all Persons who have performed or supplied or who are obligated to perform or supply materials, labor or other personal services to, for or related to the Seller and the Assets or the Business, if such Person has not been fully paid or if any dispute exists with respect to any amount due or payable to, or to the past or future performance or supply of materials, labor or other personal services by or with, any such person or entity. Schedule 1.4(f) shall include (i) the names of each such Person, (ii) the amount payable to or in dispute or a description of any other dispute with such Person, and (iii) the date such amount became due or payable to or the date the dispute arose with such Person. Buyer shall not assume or have any liability with respect to any invoice, bill or other price, expense or cost determination documents or any liabilities or obligations pursuant thereto. All such liabilities and obligations shall be repaid by Seller at or prior to the Closing.

        (g) Schedule 1.4(g) lists and describes in detail all information concerning pollution or other environmental problems and/or any violations or potential violations of any federal, state or local law or regulation protecting the environment (collectively "Environmental Laws") at any Real Property Interest location or site for which the Seller may have any liability or claim for liability under any such Environmental Laws. Schedule 1.4 (g) lists and describes problems, violations or potential violations of Environmental Laws which are known to or have been reported to, and any action taken or required by, the Tennessee Bureau of Conservation or any of its divisions.

        (h) Schedule 1.4(h) contains a list and detailed description of each Contract, including a statement whether the Contract is written or oral except for Capacity Lease Agreements disclosed in Schedule 1.3(b) and Real Property Interests disclosed in Section 1.3(a).

        (i) Schedule 1.4(i) contains a list and detailed description of each FCC Authorization.

        (j) Schedule 1.4(j) contains a list and detailed description of all pending applications relating to the FCC Authorizations.


Section 2.   ESCROW FUNDS, PURCHASE PRICE AND CLOSING

    2.1 Escrow Funds. The Buyer has deposited $100,000.00 with Heidelberg & Woodliff, P.A., as escrow agent ("the Escrow Agent"), pursuant to a certain Escrow Agreement, dated as of March 31, 1995, as amended on the date hereof, among the Buyer, the Seller and the Escrow Agent (the "Escrow Agreement"). Pursuant to the Escrow Agreement, on April 5, 1995, the Escrow Agent disbursed $10,000.00 of the Escrow Funds to the Seller, which amount has been forfeited by Buyer. The remainder of the Escrow Funds ($90,000.00) ( the "Funds"), shall be held, invested and disbursed or distributed in accordance with the provisions of the Escrow Agreement.

    2.2 Purchase Price. Subject to adjustment pursuant to Section 2.3, Seller agrees to sell, and the Buyer agrees to purchase, the Assets for a total consideration equal to the assumption of the Assumed Liabilities and $3,900,000.00 in cash, including $100,000.00 as consideration for the Covenant not to Compete set forth in Section 28.2 (the "Purchase Price"), upon the terms and conditions of, and in the transaction described in, this Agreement (the "Sale"). The Purchase Price shall be payable by the Buyer at and upon the consummation of the Sale (the "Closing") in the manner provided by Section 3.

    2.3 Purchase Price Adjustment. In the event that one or more of the conditions set forth in Section 10.1 (j) shall not be satisfied as of the Closing Date, Buyer shall have the right, in its sole discretion, to exercise any rights or remedies available to it hereunder or otherwise or, alternatively, to proceed with the Closing and deduct from the Purchase Price $250,000.00 for each channel (a) that is authorized under an FCC Authorization that is not on the Closing Date in unconditional full force and effect, valid for the balance of its current term and unimpaired by any acts or omissions of Seller, the Capacity Lease Parties or any other Person; or (b) that underlies a Capacity Lease Agreement that is not on the Closing Date in unconditional full force and effect, valid for the balance of its current term and unimpaired by any acts or omissions of Seller, the Capacity Lease Parties or any other Person; provided, however, that Buyer may not reduce the Purchase Price by more than Five Hundred Thousand Dollars ($500,000.00) in the aggregate pursuant to this Section 2.3.

    2.4 Closing. The Closing shall be held at the offices of 7426 E. Stetson Drive, Suite 220, Scottsdale, AZ 85251 ten (10) business days after satisfaction of all conditions described in Section , at such date and time as the Buyer shall specify by written notice to the Seller (the "Closing Date") and concurrently with the closing under the Flippen Agreement. The Closing Date shall not be later than January 31, 1996: provided however, that Buyer may extend the Closing for a reasonable period of time to a date no later than March 31, 1996 without the consent of Seller if Seller has not satisfied the conditions to Closing set forth in Section 10.1(a), (c), (d), (e), (f), (g),
(h), (i) or (j) of this Agreement. (If Seller has met all of its conditions to Closing, but Heartland has not performed all of its obligations to close the Flippen Agreement, then Buyer may not extend the Closing beyond January 31, 1995.) If the Closing does not occur by January 31, 1996 or such date as further extended pursuant to this Section 2.4, Buyer may terminate this Agreement. Any such termination shall have no effect upon the rights or obligations of any party hereto arising out of any breach of this Agreement.

Section 3.   PURCHASE PRICE PAYMENT


    3.1 Upon Closing. On the Closing Date, Buyer shall take following action:

        (a) Cash. Buyer shall pay to Seller the sum of Three Million Nine Hundred Thousand Dollars ($3,900,000.00) by cashier's check or wire transfer of funds, including Ninety Thousand Dollars ($90,000.00) of the Funds described in
Section 2.1, subject to any Purchase Price Adjustment made pursuant to Section 2.3.

Section 4.   ADDITIONAL AGREEMENTS

    4.1 Lease/Purchase Option for Memphis E-Group License. Seller is the holder of an FCC license to operate an MMDS station for the E-Group channels in the Memphis Area under Call Sign WMI-883 (the "Memphis E-Group License"), a copy of which is disclosed in Schedule 4.1. At Closing, Buyer shall enter into a Lease Agreement With Purchase Option for the Memphis E-Group License with Seller for the lease of the Memphis E-Group License with an option to purchase in the form attached hereto as Exhibit 4.1.

    4.2 Settlement Agreement and Release. Buyer has filed a lawsuit against Seller and Heartland in the circuit court of Rankin County, Mississippi (Civ. Action No. 95-112) relating to the Assets (the "Lawsuit"). By entering into this Agreement and consummating the transactions contemplated hereby and by the Flippen Agreement at the Closing, the parties seek to settle all claims raised in the Lawsuit. Prior to the Closing, and so long as neither this Agreement nor the Flippen Agreement has been terminated, Buyer and Seller agree that the Lawsuit shall be stayed. Buyer agrees to dismiss the Lawsuit with prejudice within five (5) days after the Closing. At Closing, Buyer, Seller and Heartland shall enter into a Settlement Agreement and Release in a form to be agreed upon by the parties thereto and consistent with the terms hereof and of the Flippen Agreement. The Settlement Agreement and Release shall release Seller, Buyer and Heartland from any and all liabilities, claims, causes of actions and rights by or of any other party to this Agreement or of Heartland in any way related to the Assets that arose prior to the execution of this Agreement. Neither such release and the dismissal of the Lawsuit pursuant to this Section 4.2 nor any other provision of this Section 4.2 shall affect Seller's or Buyer's representations, warranties, covenants and agreements contained in this Agreement. In the event that this Agreement or the Flippen Agreement is terminated or the Closing does not occur on the Closing Date, this Section 4.2 shall be of no further force and effect, Buyer shall have the right to prosecute the Lawsuit or another similar lawsuit and to otherwise pursue any and all rights and remedies with respect to the Lawsuit or the claims and matters underlying the Lawsuit, and Seller and Heartland shall be entitled to raise all defenses and counterclaims associated therewith.

    4.3 Applications For FCC Consent To Assignment. Seller and the Buyer will join in an application to be filed on the appropriate FCC forms as soon as practicable (but in no event more than ten (10) business days from the first date that this Agreement has been executed by Seller and Buyer) with the FCC requesting its written consent to the assignment of the Memphis E-Group License to Buyer (the "Assignment Application"). Buyer shall pay any FCC filing fee associated with the Assignment Application. Seller and Buyer will cooperate in providing all information and taking all steps necessary, desirable and proper to expedite the preparation and filing of such application and its prosecution to a favorable conclusion. In the event any person petitions the FCC to deny the Assignment Application or otherwise challenges the grant of the Assignment Application before the FCC, or in the event the FCC enters an order consenting to and approving the assignment of the Memphis E-Group License and any person appeals or otherwise attacks such order and assignment before the FCC, or in any judicial proceeding, then Seller and Buyer agree to oppose such petition or challenge before the FCC or defend such action and the order of the FCC diligently and in absolute good faith, each at its own cost and expense, to the end that the transactions contemplated by this Agreement may be finally consummated.

Section 5.   SELLER'S CLOSING DELIVERIES

    5.1 At the Closing, Seller shall deliver to Buyer (i) full and complete possession of the Assets, (ii) such documents of sale, transfer, assignment and conveyance as may be required or requested by the Buyer to ensure that Buyer owns and is vested with the entire legal and beneficial interest in the Assets which are not leased by the Buyer pursuant to this Agreement and in the Business, free and clear of all Encumbrances and subject to no legal or equitable conditions or restrictions of any kind, except as specifically permitted by this Agreement, and (iii) such documents as may be required or requested by the Buyer to ensure that the Seller has complied with all of the Seller's obligations under this Agreement. The documents required to be properly executed by the Seller and delivered to the Buyer by the Seller shall be in a form reasonably acceptable to Buyer and Seller and include, but are not limited to:

        (a) Assignment Documents. Such instruments of sale, conveyance, transfer
            --------------------
and assignment pertaining to the Assets as shall be reasonably necessary or appropriate to convey to Buyer all of the Assets free and clear of any and all Encumbrances of any nature, including, but not limited to,

            (1) assignment and assumptions of Assigned Contracts, including Capacity Lease Agreements,

            (2) warranty bill of sale and assignment with respect to Equipment and other tangible personal property,

            (3) assignments and assumptions of various Real Property Interest leases,

            (4) such documents, if any, as may be required by the holders of each Debt Document to release the lien of any and all Encumbrances against the Assets or the Business.

        (b) Memphis E-Group License  Agreement.  A Lease Agreement With Purchase
            ----------------------------------
Option for the Memphis E-Group License as required by Section 4.1 hereof attached as Exhibit 4.1.

        (c) Seller's Representations and Warranties Certificate.  A certificate,
            ---------------------------------------------------
dated as of the Closing Date, by Seller to the effect that the representations and warranties of Seller contained in this Agreement are true and correct, and that Seller has complied with or performed all terms, covenants and conditions to be complied with or performed by Seller on or prior to the Closing Date.

        (d) Seller's Sale Approval Certificate.  A certificate,  dated as of the
            ----------------------------------
Closing Date, by Seller approving the execution and delivery of this Agreement and consummation of the transactions contemplated thereby.

        (e) Consents.  Originally executed Consents,  including,  in the case of
            --------
Consents from all parties to Assigned Contracts, estoppel provisions in each case substantially in the form attached hereto as Exhibit 5.1(e) (the "Estoppel Letters").

        (f) Business Documents. Originals of all Documents, Contracts, including
            ------------------
Capacity Lease Agreements, FCC Authorizations and Authorizations, and other intangible Assets.

        (g) Opinion of  Corporate  Counsel.  An opinion  from counsel to Seller,
            ------------------------------
dated as of the Closing Date and addressed to Buyer, in form and substance satisfactory to Buyer.

        (h)  Opinion of FCC  Counsel.  An opinion  from  Federal  Communications
             -----------------------
Commission counsel to Seller, Pepper & Corazzini, dated as of the Closing Date and addressed to Buyer, in form and substance satisfactory to Buyer.

        (i) Settlement Agreement and Release. A Settlement Agreement and Release
            --------------------------------
as required by Section 4.2 hereof.

        (j) Other Documents.  All other documents reasonably requested by Buyer
            ---------------
or counsel for Buyer.

Section 6.   BUYER'S CLOSING DELIVERIES

    6.1 At the Closing, Buyer shall deliver to Seller the following (documents shall be in a form reasonably acceptable to Buyer and Seller):

        (a) Cash.  At Closing,  Buyer shall pay the cash portion of the Purchase
            ----
Price as  required  by  Section , less the  $90,000.00  to be paid by the Escrow
Agent.

        (b) Assumption Documents.  Execution of an assumption of all obligations
            --------------------
which accrue after the Closing of the Seller under Assigned Contracts assigned by the Seller to Buyer pursuant to Section 5.1(a)(1).

        (c) Memphis E-Group License  Agreement.  A Lease Agreement with Purchase
            ----------------------------------
Option for the Memphis E-Group License as required by Section 4.1 hereof attached as Exhibit 4.1.

        (d) Buyer's Representations and Warranties  Certificate.  A certificate,
            ---------------------------------------------------
dated as of the Closing Date, by Buyer to the effect that the representations and warranties of Buyer contained in this Agreement are true and correct and that Buyer has complied with or performed all terms, covenants and conditions to be complied with or performed by Buyer on or prior to the Closing Date.

        (e)  Purchase  Approval  Certificate.  A  certificate,  dated  as of the
             -------------------------------
Closing Date, by Buyer approving the execution and delivery of this Agreement and consummation of the transactions contemplated hereby.

        (f) Opinion of Counsel to Buyer. An opinion from counsel to Buyer, dated
            ---------------------------
the Closing Date and addressed to Seller, satisfactory in form and substance to Seller and its counsel.

        (g) Settlement Agreement and Release. A Settlement Agreement and Release
            --------------------------------
as required by Section 4.2 hereof.

Section 7.   SELLER'S REPRESENTATIONS AND WARRANTIES

    7.1 For the purpose of inducing Buyer to enter into this Agreement and consummate the transactions contemplated hereby and except as otherwise set forth in Seller's Disclosure Schedule attached and incorporated herein as
Schedule 7.1, Seller represents and warrants to Buyer as follows:

        (a)  Organization  and Standing of Seller.  Seller is a corporation duly
             ------------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. As of the Closing Date, Seller will be qualified as a foreign corporation in all jurisdictions in which such qualification is necessary under applicable law as a result of the conduct of the Business or the ownership of the Assets or in which such qualification is necessary under applicable law as a result of the conduct of its business or the ownership of its properties and where the failure to be so qualified would have a Material Adverse Effect.

        (b) Seller's Authority.  Seller has the corporate power and authority to
            ------------------
own its properties and to conduct its business. This Agreement and the transactions contemplated hereby, including the execution and delivery of and the performance of all obligations of Seller under this Agreement and the Closing Documents, have been duly authorized by all necessary corporate action of Seller, and its officers, directors and stockholders. This Agreement constitutes and, upon the execution and delivery by the respective parties at the Closing, the Closing Documents will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

        (c) Title to Properties.  The Assets  constitute all of Seller's assets,
            -------------------
rights and properties of every kind and description, tangible or intangible, real or personal, which are used or available for use in connection with the Business as the Business is now conducted or operated. Seller holds good, valid, marketable, legal and beneficial title to the Assets free and clear of all Encumbrances, except for any Encumbrances that will be released pursuant to any Consents which will be provided at Closing. The Seller has in all material respects performed all obligations required to be performed by the Seller with respect to all of the Assets except where the failure to perform would not have a Material Adverse Effect. The conveyance, transfer and delivery of the Assets pursuant to the terms hereof will vest in Buyer all of Seller's title thereto, free and clear of all Encumbrances of any nature whatsoever. At Closing, the assignment of the Contracts and Equipment pursuant to this Agreement and the execution and delivery of the Lease Agreement With Purchase Option for the Memphis E-Group License pursuant to Section 4 of this Agreement will effectively convey to Buyer all of Seller's right, title and interest therein. There exists no default (including, without limitation, any event that with the giving of notice or passage of time or both would cause a default), termination or threatened termination under, or amendment to, any Contract.

        (d) Asset Condition.  All Real Property  Interests and tangible personal
            ---------------
property, including Equipment and Facilities, (i) are in normal operating condition and repair, (ii) are free from defects, and (iii) conform or comply in all respects with all applicable ordinances, laws, rules, regulations, and applicable requirements of federal, state and/or local regulatory or government authorities. The Equipment is in normal operating condition and repair (reasonable wear and tear excepted), operates at the performance parameters specified in applicable FCC authorizations and is suitable for the purpose for which it is intended to be used.

        (e) Consents.  Seller will use its best efforts to obtain by the Closing
            --------
Date all Consents necessary for Seller to convey the Assets to Buyer, which Consents are listed and described in Schedule 7.1(e). No other consents, orders, approvals, permits or authorizations or notification of, or registration, declaration or filing with, any governmental or judicial authority or other Person is required in connection with the valid execution, delivery or performance of this Agreement and the Closing Documents or the consummation of the Sale. All of the Contracts are currently, or as of the Closing Date will be, in full force and effect, and not in default.

        (f) Claims  and  Litigation.   There  is  no  claim,  action,   lawsuit,
            -----------------------
proceeding, arbitration, investigation or inquiry pending before any court or governmental or administrative body or agency nor, to the Knowledge of Seller, is any claim, action, lawsuit, proceeding, arbitration, investigation or inquiry threatened against Seller, its shareholders, officers, employees or agents involving, affecting or relating to any of the Assets or the transactions contemplated by this Agreement. There are no judgments of any court which in any way may currently constitute a lien or at some future time be perfected into a lien upon or against any portion of the Assets, and, there is no litigation or proceeding pending or threatened against, relating to or affecting any portion of the Business or the Assets.

        (g) Taxes and Fees. Seller has timely filed all federal, state and local
            --------------
tax returns required to be filed by Seller. Seller has paid and shall pay all Taxes due and payable for all periods ending prior to the Closing Date. Buyer shall pay and will pay any and all taxes due and payable for all periods beginning with the Closing Date.

        (h) No  Violation.  The  execution,  delivery  and  performance  of this
            -------------
Agreement, the Closing Documents and the consummation of the transactions contemplated hereby:

            (1) will not violate, conflict with or cause a breach or default under, or an event that with or without passage of time or the giving of notice or both would become a default under, any of the terms and provisions of (i) any Contract, Capacity Lease Agreement, Encumbrance, Consent, Authorization or other document to which Seller is a party, by which Seller is bound or by which the Assets may be affected, except where such violations, conflicts, breaches or defaults are waived pursuant to Consents to be obtained prior to Closing, (ii) the Certificate of Incorporation or By-laws of Seller or (iii) any judgment, decree, order or award of any court, governmental body or arbitration or any applicable law, ordinance, rule or regulation; or

            (2)  will  not (i)  result  in the  creation  or  imposition  of any
Encumbrance on or against the Business or the Assets, (ii) give to any other Person any rights, including rights of acceleration, termination or cancellation, with respect to any Contract, agreement or other instrument relating to any of the Assets or otherwise have a Material Adverse Effect, or
(iii) constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors and creditors.

        (i) Compliance  with Laws.  Seller and its Affiliates and the conduct of
            ---------------------
the Business are in compliance with all applicable federal, state and local laws, ordinances, rules and regulations, including, but not limited to, the Communications Act, if any failure to comply therewith would have a Material Adverse Effect. Seller and its Affiliates or Representatives have not received any notice (written or otherwise) from any Person to the effect that, or otherwise been advised that, Seller is not in compliance with any applicable law, ordinance, regulation, building or zoning law relating to the Assets or the Business and the Seller has no reason to anticipate that any presently existing circumstances are likely to result in any violation of any such law, statute, ordinance or regulation.

        (j) FCC.  Seller is not and,  to the  Knowledge  of Seller,  no Capacity
            ---
Lease Party is, in violation of the FCC rules and regulations pertaining to the Business, and the Seller has no reason to anticipate that any presently existing circumstances are likely to result in any violation of any FCC Rules and Regulations. As a result of the Sale, neither the Seller nor the Buyer will be in violation of the FCC rules and regulations pertaining to the Business.

        (k) Applications, Permits and Licenses. To Seller's Knowledge and except
            ----------------------------------
as disclosed in Seller's  Disclosure  Schedule,  the  Authorizations,  listed on
Schedule 1.4(i) and issued by the FCC for the twenty-two (22) wireless channels which are the subjects of Contracts (the "Wireless Channels") are, and on the Closing Date will be, in unconditional full force and effect, are valid for the balance of their current terms and are unimpaired by any acts or omissions of Seller or the Capacity Lease Parties or other licensees or permittees of such Authorizations. To Seller's Knowledge, there are no existing or threatened investigations, inquiries or proceedings by or before the FCC which could result in the revocation, cancellation, suspension, forfeiture or material adverse modification of any such Authorization or application.

        (l) Contracts. The Contracts,  including Capacity Lease Agreements, are,
            ---------
and on the Closing Date will be, in unconditional full force and effect and are unimpaired by any act or omission of Seller or known to Seller. Seller is not in breach thereof and, to Seller's Knowledge, no other party to any such Contract is in breach thereof and no claim of breach or threat of legal action relating to a claim of breach has been made by any Person.

        (m)  Finder's  Fees.  Seller has not taken any action which would impose
             --------------
upon Buyer any obligation or liability to any person for finder's fees, agents' commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated thereby. Seller shall indemnify Buyer from and against any and all claims, liabilities or expenses arising out of any such finder's fees, agents' commissions or like payments resulting from Seller's action.

        (n) Absence of Certain  Changes or Events.  Since the Effective  Date of
            -------------------------------------
this Agreement, and except as contemplated hereby, there has not been any:

            (1) change in the Seller's condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business or prospects, except for changes contemplated hereby or changes which have not, individually or in the aggregate, resulted in a Material Adverse Effect;

            (2) employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by Seller for any Personnel except pursuant to the existing plans and arrangements described in Schedule 1.4 (c);

            (3) addition to or modification of the employee benefit plans, arrangements or practices described in the Schedule affecting Personnel other than (i) contributions made for 1995 in accordance with the normal practices of Seller, or (ii) the extension of coverage to other personnel who became eligible after the Effective Date of this Agreement;

            (4) sale, assignment or transfer of any of the Assets, material singly or in the aggregate;

            (5) cancellation of any indebtedness or waiver of any rights of substantial value to the Seller, whether or not in the ordinary course of business, which result in a Material Adverse Effect;

            (6) amendment, cancellation or termination of any Contract material to the Seller, including the cancellation, non-extension or non-renewal of any Authorization;

            (7) failure to repay any material obligation of the Seller except in the ordinary course of business or where such failure would not have a Material Adverse Effect;

            (8) failure to operate the Business in the ordinary course so as to use reasonable efforts to preserve the Business intact, to keep available to the Seller the services of the Personnel, and to preserve for the Seller the goodwill of the Seller's suppliers, customers and others having business relations with the Seller except where such failure would not have a Material Adverse Effect;

            (9)  damage,   destruction  or  loss  (whether  or  not  covered  by
insurance) having a Material Adverse Effect;

            (10) Encumbrance of any Assets, material singly or in the aggregate, except purchase money security interests, mortgages and trade accounts payable arising in the ordinary course of business;

            (11) agreement by Seller to do any of the foregoing; or

            (12) other event or condition of any character which in any one case or in the aggregate has had a Material Adverse Effect, or any event or condition known to Seller (other than matters of general public Knowledge relating to general economic conditions or Seller's industry as a whole) which it is reasonable to expect would have, in any one case or in the aggregate, a Material Adverse Effect in the future.

        (o) Facilities.  Seller enjoys, and, as a result of the Sale, Buyer will
            ----------
enjoy, peaceful and undisturbed possession of all Facilities leased by it. Such Facilities are not subject to any Encumbrances, encroachments, building or use restrictions, exceptions, reservations or limitations which in any material respect interfere with or impair the present and continued use thereof in the usual and normal conduct of the Business. There are no pending or, to Seller's Knowledge, threatened condemnation proceedings relating to any of the Facilities. The real property improvements (including leasehold improvements, head-ends and Equipment owned or used by Seller at the Facilities) on the Facilities are adequately insured and are structurally sound with no known material defects and are in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, radio frequency radiations, motor vehicle safety standards, occupational safety and health laws and regulations) relating thereto currently in effect except where the failure of such improvements to conform would not have a Material Adverse Effect. None of the said improvements is subject to any commitment or other arrangement for their sale or use by any Person. Seller does not, and, as a result of the Sale Buyer will not, own any real property.

        (p) Equipment.  Seller owns and holds, and as a result of the Sale Buyer
            ---------
will own and hold, good and marketable title to all of the Equipment, except for Equipment that is specifically identified on Schedule 1.3(c) leased pursuant to one of the Contracts. The Equipment is in normal operating condition and repair (except for ordinary wear and tear) and is in conformity in all material respects with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety or standards, occupational safety and health laws and regulations) relating thereto currently in effect, except where the failure to conform would not have a Material Adverse Effect. The Equipment is sufficient for the operation of the Business as it is currently conducted by the Seller. The Equipment used to provide Service is operating in accordance with the standards of good engineering practice and is sufficient to permit Buyer to operate in accordance with the terms of the Authorizations and the Capacity Lease Agreements.

        (q) Consents  and  Approvals.  Other  than the  Consents  listed on  the
            ------------------------
Schedule 7.1(q), no Consent or declaration of or filing or registration with any governmental or regulatory authority or any other Person, is required in connection with the execution, delivery and performance of this Agreement, the Closing Documents or the consummation of the Sale.

        (r) Authorizations;   Capacity   Lease    Agreements;    Qualifications;
            --------------------------------------------------------------------
Interference.
------------

            (1) Authorizations. Schedule 1.4(i) lists all of the Authorizations which are validly issued in the name of Seller or any Capacity Lease Party that has leased such Authorization to Seller, as indicated on such Schedule. In connection with the Sale, each of such Authorizations will be leased by Seller, and Buyer will acquire the rights to use all capacity available to Seller under the Capacity Lease Agreements. The Authorizations listed on Schedule 1.4(i) are all of the Authorizations necessary to conduct the Business, are in full force and effect, are unimpaired by any acts or omissions of Seller or, to the Knowledge of Seller, any Capacity Lease Party or any other person, and, to the Knowledge of the Seller, are valid for use by Seller for the balance of the current license term, if any, applicable generally to Authorizations of that type. To the Knowledge of Seller, all ownership reports, employment reports, and other documents required to be filed by Seller, any Capacity Lease Party or any Representatives of any of the foregoing with the FCC or with any state regulatory authority with respect to the System have been filed and, to the Knowledge of Seller, all such reports and documents are correct in all material respects. No renewal of any FCC Authorizations would constitute a major environmental action under the rules of the FCC. The FCC actions granting the conditional licenses to operate the System are Final Orders of the FCC.

            (2) Capacity Lease Agreements. Schedule lists all of the Capacity Lease Agreements. The Capacity Lease Agreements are valid, legally binding, enforceable, and in full force and effect and will continue to be valid, legally binding, enforceable, and in full force and effect up to and through the Closing Date. Seller is not, and, to the Knowledge of Seller, no Capacity Lease Party is, in material breach or violation of, or default under, any of the Capacity Lease Agreements. To the Knowledge of Seller, no event has occurred which with notice or lapse of time or both could constitute a material breach or violation of, or default under, any Capacity Lease Agreement or permit termination or modification thereof. All Capacity Lease Agreements require the consent of any Capacity Lease Party for the transactions contemplated by this Agreement. Seller is not aware of any intent by any Capacity Lease Party to terminate or amend the terms of any Capacity Lease Agreement or to refuse to renew any Capacity Lease Agreement upon expiration of its term. None of the Capacity Lease Agreements conflicts with any applicable law, statute, ordinance or regulation, whether federal, state or local, including, but not limited to, the Communications Act, and Seller has no reason to anticipate that any presently existing circumstances are likely to result in any violation of any such law, statute, ordinance or regulation which would, in any one case or in the aggregate, have a Material Adverse Effect.

            (3) Qualifications. Neither Seller nor, to the Knowledge of Seller, any Capacity Lease Party has engaged in any course of conduct which, with notice or lapse of time or both, would impair Buyer's or any Capacity Lease Party's ability to remain the holder of any Authorization or is aware of any reason why those of the Authorizations or Capacity Lease Agreements subject to expiration might not be renewed in the ordinary course or of any reason why any of the Authorizations or Capacity Lease Agreements might be revoked.

            (4) Interference. To the Knowledge of Seller, neither Seller nor any licensed Capacity Lease Party has accepted electrical interference to the
Wireless Channels from any source, has consented to the grant of any applications filed with the FCC that is likely to result in any electrical interference to the Wireless Channels or has failed to timely petition to deny any application that proposes facilities that would theoretically cause objectional electrical interference to the Wireless Channels.

            (5) No Customer. Seller has not entered into any contract, lease or agreement of any nature under which any person shall have any right to utilize any facility or secure transmission capacity on any facility authorized under an FCC Authorization listed on Schedule 1.4(i), other than the Capacity Lease Agreements.

            (6) Tower Matters. The antenna support structures for the facilities authorized under the FCC Authorizations comply with the rules and regulations of the Federal Aviation Administration ("FAA") and, if required are marked and lighted in accordance with FCC and FAA requirements.

            (7) Copyright Liability and Retransmission Consent. The Seller has not engaged in any secondary transmission of any broadcast station signal in connection with the Business.

        (s) Labor Matters.  Seller is not, and, as a result of the Sale,  Seller
            -------------
will not be, a party to any labor agreement with respect to its System employees with any labor organization, group or association. Seller has not experienced any attempt by organized labor or its representatives to make Seller conform to demands of organized labor relating to its System employees or to enter into a binding agreement with organized labor that would cover the employees of Buyer from and after the Closing.

        (t)  Environmental  Matters.  Except as set forth in Schedule  1.4(g) to
             ----------------------
this Agreement and except in compliance with applicable law, (a) there is and has been no handling of any Substances at, or from, any Operating Site; and (b) to the Knowledge of Seller, there is and has been no presence of Substances at or on any Operating Site regardless of how the Substance or Substances came to rest there. To the Knowledge of Seller, no underground tanks, PCBs or asbestos-containing materials are or have been located on or under any Operating Site. Seller has no notice of any formal or informal assertion by any governmental or regulatory agency or other Person that Seller or a predecessor business or landowner may be a potentially responsible party in connection with any Substance disposal site relating to the Business, and Seller has no Knowledge of any pending or threatened claims or any reasonable basis for damages by any Person against Seller in connection with the Business under any Environmental Law. Neither Seller nor any Person acting on behalf of Seller has released any other Person from any claims Seller might have, or have had, for any matter relating to presence or Handling of Substances relating to the Business. To the Knowledge of Seller, no Encumbrances have been, or are, imposed on any of the Assets under any Environmental Laws. Seller has obtained all permits, licenses, registrations, and other approvals, has made all reports and notifications required under any Environmental Laws in connection with the Business, and in compliance in all material respects with all applicable Environmental Laws. Schedule 1.4(g) to this Agreement also contains a list and brief description of all filings by Seller, Affiliate or Representative of Seller with, notices to Seller, Affiliate or Representative of Seller from, and related reports to, all governmental authorities administering Environmental Laws, within 5 years prior to the date hereof, including without limitation, filings made, corrective action taken, or citations received by Seller in connection with the Business.

        (u) Intellectual  Property.  Seller does not own, lease, license or hold
            ----------------------
any Intellectual Property.

        (v) Insurance.  Schedule 7.1(v) contains a complete and accurate list of
            ---------
all Insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, loss experience history by line of coverage). All Insurance applicable to the Business and the Assets is in full force and effect, insures Seller in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable regulations and by any and all Contracts to which Seller is a party and has been issued by insurers of recognized responsibility. There is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such Insurance for retroactive or retrospective premium adjustments. All products liability, general liability and workers' compensation insurance policies maintained by Seller have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of the Seller. No insurer has advised Seller that it intends to reduce coverage, increase premiums or fail to renew existing policy or binder.

        (w) Liabilities. Seller has no Liabilities due or to become due relating
            -----------
to the Business or the Assets, except for Liabilities arising in the ordinary course of business under the Contracts and other business arrangements that are specifically described in this Agreement or in Schedule 1.4(h) (none of which relates to any breach, violation or default under any Contract, Capacity Lease or FCC Authorization, breach of warranty, tort, infringement or violation of any federal, state or local statute, rule or regulation or court order or arose out of any action) and none of which, individually or in the aggregate, has or would have a material adverse effect on the Business or the Assets. As used in this paragraph, "Liabilities" means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by and Person, whether accrued, absolute, contingent, matured, unmatured or other.

Section 8.  BUYER'S REPRESENTATIONS AND WARRANTIES

        8.1 For the purpose of inducing Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to Seller as follows:

            (a) Organization and Standing of Buyer.  Buyer is a corporation duly
                ----------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. As of the Closing Date, Buyer will be qualified as a foreign corporation in all jurisdictions in which such qualification is necessary under applicable law to conduct the Business or acquire ownership of the Assets from and after the Closing.

            (b) Buyer's  Authority.  Buyer has the corporate power and authority
                ------------------
to own its properties and carry on its business. This Agreement and the transactions contemplated hereby, including the execution and delivery of and the performance of all obligations of Buyer under this Agreement and the Closing Documents, have been duly authorized by all necessary corporate action of Buyer, and its officers, directors and stockholders. This Agreement constitutes and, upon the execution and delivery by the respective parties at the Closing, the Closing Documents will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

            (c) Effect of Agreement. The execution,  delivery and performance of
                -------------------
this Agreement, the Closing Documents and the consummation of the transactions contemplated hereby:

                (1) will not violate, conflict with or cause a breach or default under, or an event that with or without passage of time or the giving of notice or both would become a default under, any of the terms and provisions of (i) any contract, agreement of other instrument to which Buyer is a party or by which Buyer is bound, (ii) the Certificate of Incorporation or By-laws of Buyer or
(iii) any judgment, decree, order or award of any court, governmental body or arbitration or any applicable law, ordinance, rule or regulation; or

                (2) will not (i) result in the creation or imposition of any Encumbrance (except for Seller's first priority lien) on or against the Business or the Assets, (ii) give to any other Person any rights, including rights, including rights of acceleration, termination or cancellation, with respect to any contract, agreement or other instrument to which Buyer is a party or by which Buyer is bound, or (iii) constitute an act of bankruptcy, preference, insolvency or fraudulent conveyance under any bankruptcy act or other law for the protection of debtors and creditors.

                (d)  Finder's  Fees.  Buyer has not taken any action which would
                     --------------
impose upon Seller any obligation or liability to any person for finder's fees, agents' commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated thereby, and Buyer specifically agrees to be responsible for the payment of any and all fees due to Amsterdam Pacific Corporation in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated thereby. Buyer shall indemnify Seller from and against any and all claims, liabilities or expenses arising out of any such finder's fees, agents' commissions or like payments resulting from Buyer's action.

                (e) Claims and Litigation.  There is no claim, action,  lawsuit,
                    ---------------------
proceeding, arbitration, investigation or inquiry pending before any court or governmental or administrative body or agency, nor to the Knowledge of Buyer, is any claim, action, lawsuit, proceeding, arbitration, investigation or inquiry threatened against Buyer which would materially adversely affect the ability of Buyer to perform its obligations under this Agreement. There are no judgments of any court which in any way may currently constitute a lien or at some future time be perfected into a lien upon or against any position of the Assets.

                (f)  Financial  Ability.  Upon  execution of this  Agreement and
                     ------------------
continuing to and as of the Closing Date, Buyer has sufficient cash available to consummate the transaction contemplated by this Agreement.

Section 9.  SELLER'S AND BUYER'S COVENANTS REGARDING BUSINESS

        9.1 Seller's Covenants. Seller covenants that between the date of this Agreement and the Closing Date and any time after the Closing Date that this Agreement or any portion is still in effect:

            (a) Access to  Information.  Seller  shall give to Buyer and Buyer's
                ----------------------
counsel, accountants and other representatives reasonable access, during normal business hours, to all of Seller's properties, books, and records relating to the Business and shall furnish to Buyer during such period all information concerning the Assets that Buyer may reasonably request. Seller shall furnish to the Buyer all economic and financial studies which Seller has or has access to relating to the Business and the Assets, even if not otherwise described in a Schedule, and all such information may be used by the Buyer in such manner as the Buyer desires, provided that in the event the Buyer fails to purchase the Assets for any reason, all such information shall be returned to Seller. If the Assets are purchased or, as provided by this Agreement, leased by the Buyer all such documents and information shall be and become the property of the Buyer without payment of any additional consideration. Without limiting the generality of the foregoing, Seller will cooperate and use reasonable efforts to cause its independent certified public accountants to cooperate in the preparation and audit (at Buyer's cost) of any financial statements or financial or other disclosure, including by giving Buyer and its independent certified public accountants access to (and if requested, copies of) all of the work papers and other records, documents and written information of Seller and its independent certified public accountants related to the Assets or the Business

            (b) Conduct of Business.  Seller will conduct its business  relating
                -------------------
to the Business and the Assets only in the ordinary course of business. Seller shall not enter into any contracts or commitments relating to the Assets and the Business except contracts or commitments in the normal or usual conduct of Seller's business and only with Buyer's written consent thereto, such consent not to be unreasonably withheld. Prior to the Closing, Seller will not, without the prior written consent of the Buyer, (i) sell, transfer or dispose or become obligated to sell, transfer or dispose of any of the Assets, (ii) waive any rights or allow any Contract, to lapse or default under any Contract, (iii) except as specifically permitted by this Agreement, enter into any transaction, or make any commitment other than in the ordinary course of business relating to the Assets or the Business, (iv) amend, renew, extend, modify or terminate any Contract except as contemplated by this Agreement or (v) take or omit to take any action that results in any representation of warranty of Seller as (as modified by the Disclosure Schedule) being untrue after such action or omission or at the Closing Date.

            (c) No Liens.  Seller  will not create any  Encumbrance  of any kind
                --------
upon any of the Assets which will survive the Closing Date.

            (d) FCC Filings. Seller shall cooperate with Buyer and shall execute
                -----------
all documents reasonably requested by Buyer to obtain FCC consent to the assignment of the Memphis E-Group License.

            (e) Additional Channels.  Seller shall use its reasonable efforts to
                -------------------
assist Buyer to obtain leases of excess capacity for an additional eight wireless cable channels in the Memphis Area upon terms and conditions usual and customary in the wireless cable television industry.

            (f) Applications and Consents.  As promptly as practicable after the
                -------------------------
date hereof, Seller shall file or submit and diligently prosecute any and all applications or notices with federal, state and/or local authorities and all other requests with any Persons for, and Seller shall use reasonable efforts to obtain consents, approvals, authorizations and permissions which are or may be necessary or appropriate by Seller or Buyer or which are reasonably requested by Buyer for the consummation of this Agreement or to prevent the default under or termination of any Contract or any loss or disadvantage to the Business that would have a Material Adverse Effect. In addition, Seller recognizes that Heartland is required to obtain certain Estoppel Letters on or prior to the Closing Date in accordance with Section 9.1(d) of the Flippen Agreement. In the event that Buyer shall for any reason be entitled to terminate the Flippen Agreement pursuant to Section 9.1(d) of the Flippen Agreement, then Buyer shall also have the right to simultaneously terminate this Agreement by sending written notice to Seller and Heartland, and upon delivery of such notice: (A) this Agreement and the Flippen Agreement shall be null and void and no party hereto or thereto shall be entitled to any recourse or remedies for any breach or violation hereof or thereof; provided, however, that, notwithstanding the foregoing provisions of this paragraph, Seller and Heartland shall not be relieved, upon such termination of this Agreement, of any liability or obligation with respect to any breach or violation by Seller of Section 27 or 28 hereof occurring on to prior to the date of such termination or any breach or violation by Heartland of Section 27 or 28 of the Flippen Agreement occurring on or prior to the date of such termination, and Buyer shall be entitled to all recourse and remedies available hereunder or under law or equity or otherwise with respect to any such breach or violation; and (B) notwithstanding Section 4.2, Buyer shall have the right to prosecute the Lawsuit or another similar lawsuit and to otherwise pursue any and all rights and remedies with respect to the Lawsuit or the claims and matters underlying the Lawsuit, in which case Heartland and Seller shall be entitled to raise all defenses and counterclaims associated therewith.

            (g) Ordinary Course. Prior to the Closing,  Seller shall operate the
                ---------------
Business and shall maintain the Assets in substantially the same manner and condition as Seller has operated and maintained the Business and the Assets immediately prior to the execution date of this Agreement, and Seller shall maintain at least the current business and the reputation of the Business. Seller will perform all current or routine maintenance and repairs of or to the Assets as may be required or reasonably appropriate to operate and conduct the Business and to preserve the value of the Assets.

            (h)  Insurance  and  Other  Contracts.  Seller  shall  maintain  the
                 --------------------------------
Insurance relating to the Assets through the Closing Date. Seller will cause to be paid all Taxes, license fees, trade accounts and costs and expenses of operation and maintenance of the Assets and the Business incurred through the Closing Date. At Seller's expense, Seller will terminate, or cause to be terminated, as of the Closing Date any Contract requested by the Buyer to be terminated.

            (i) Schedule Amendment.  Seller shall promptly amend, supplement and
                ------------------
modify the Schedules, if permitted by this Agreement, to ensure that all Schedules remain true, correct, complete and accurate between the date of this Agreement and the Closing; provided however, that no such amendment, supplement or modification shall be effective unless and until Buyer specifically consents in writing to such particular amendment, supplement or modification. The delivery by Seller to Buyer of each such amended, supplemented or modified Schedule shall constitute a representation and warranty by Seller with respect to each such amended, supplemented or modified Schedule to the same extent provided by this Agreement for the original Schedule.

            (j)  Studies/Audits.  Seller will  fully,  completely  and  promptly
                 --------------
assist and cooperate with any environmental evaluation, study or audit of the Real Property Interests or the personal property prepared by, for or at the request of Buyer by such environmental consultant or advisor as Buyer shall approve, including prompt completion and delivery of any questionnaire submitted to Seller relating to any such evaluation, study or audit.

            (k) Payments.  Seller shall pay to Buyer upon written notice thereof
                --------
the pro rata portion, if any, of any scheduled payment not made pursuant to any Contract and relating to a period before the Closing Date.

            (l) FCC  Compliance.  Seller  will  timely  file  all  applications,
                ---------------
reports, regulatory fees and other submissions in such form and with such information as may be required by the FCC, including, but not limited to, renewal applications, applications for additional time to construct authorized facilities, and annual reports, and will take all other actions necessary to assure that the Memphis E-Group License remains in fullm force and effect, without material alteration or modification. Seller will use reasonable efforts to cause the Capacity Lease Parties to timely file all applications, reports, regulatory fees and other submissions in such form and with such information as may be required by the FCC, including, but not limited to, renewal applications, applications for additional time to construct authorized facilities, and annual reports, and will take all other actions necessary to assure that all other FCC Authorizations remain in full force and effect, without material alteration or modification.

            (m) Facility  Modifications.  If requested to do so by Buyer, Seller
                -----------------------
shall use reasonable efforts, at Buyer's expense, to secure such modifications of the FCC Authorizations as Buyer shall reasonably request. Seller agrees that it will impose no opposition and will waive all rights to protection from electrical interference and that it will use reasonable efforts to cause all Persons from whom it leases transmission capacity to refrain from imposing any opposition and to waive all rights to protection from electrical interference, with respect to any application filed pursuant to this paragraph by Buyer or any entity leasing transmission capacity to Buyer that proposes to relocate facilities, increase transmission antenna height, increase radiated power, change polarization or emission designator, or otherwise modify a facility; provided, however, that such application must comply with Section E of the Letter Agreement.

            (n)  Notice.  Seller  shall  immediately  notify  Buyer in the event
                 ------
Seller receives written or oral notice of either (i) any existing or threatened investigation, inquiry or proceeding by or before the FCC that reasonably could result in a monetary penalty or the revocation, cancellation, suspension, forfeiture or material adverse modification of any FCC Authorization or pending application, or (ii) any fact or circumstance that reasonably could lead to the revocation, cancellation, suspension, forfeiture or material adverse modification of any FCC Authorization or pending application.

        9.2 Buyer's Covenants. Between the date of this Agreement and the Closing Date and any time after the Closing Date that this Agreement or any portion is still in effect, Buyer covenants that:

            (a) Access to  Information.  Buyer shall give to Seller and Seller's
                ----------------------
counsel, accountants and other representatives reasonable access, during normal business hours, to all of Buyer's properties, books and records that are
reasonably   necessary  to  complete  the  transactions   contemplated  by  this
Agreement.

            (b) Payments. At or prior to the Closing,  Buyer shall pay to Seller
                --------
the pro rata portion, if any, of any scheduled payment paid by Seller pursuant to any Contract and relating to a period after the Closing Date.

Section 10. CONDITIONS PRECEDENT

        10.1 Conditions Precedent to Buyer's Obligations. Buyer's obligation to consummate the Sale is subject to the satisfaction of all of the following conditions unless otherwise waived in writing by Buyer:

            (a)  Performance  of  Obligations  by  Seller .  Seller  shall  have
                 ----------------------------------------
performed and complied with all agreements and covenants required by this Agreement to be performed or complied with by Seller prior to or at the Closing Date.

            (b)  Performance of Obligations by Heartland.  Heartland  shall have
                 ---------------------------------------
performed and complied with all agreements and covenants required by the Flippen Agreement to be performed or complied with by Heartland prior to or at the Closing Date. All of the conditions precedent to Buyer's obligations set forth in Section 10.1(a) of the Flippen Agreement shall have been satisfied (or waived by Buyer), and concurrently with the Closing, the Closing (as such term is defined in the Flippen Agreement) shall have occurred.

            (c)  Representations  and Warranties.  Seller's  representations and
                 -------------------------------
warranties contained in this Agreement shall be true and complete in all material respects at the time of execution of this Agreement and at and as of the Closing Date.

            (d) No Action. No lawsuit, action,  investigation,  inquiry or other
                ---------
proceeding shall have been instituted or threatened by any governmental authority or other Person, on or prior to Closing, to set aside or modify, enjoin or prevent the consummation of the Sale.

            (e) Corporate  Authorization.  Seller shall have  delivered to Buyer
                ------------------------
certified copies of all necessary or appropriate corporate action of the Seller authorizing the execution, delivery and performance of this Agreement.

            (f) Consents.  Seller shall have obtained and delivered to Buyer all
                --------
Consents necessary to permit Buyer to acquire the Assets.

            (g) No  Adverse  Change.  There  shall  not have  been any  Material
                -------------------
Adverse Effect in any of the Assets between the Effective Date of the Agreement and the Closing.

            (h) Co-location.  The licensees for the Wireless Channels shall have
                -----------
received FCC Authorizations or filed with the FCC modification applications to relocate their stations to the Clark Tower in Memphis, TN.

            (i) Deliveries.  Seller  shall have  delivered to Buyer each of  the
                ----------
documents specified in Section 5 hereof. Buyer and its counsel will have received from Seller the Closing Documents and copies of such Documents and other papers as may reasonably be requested in connection therewith or as a basis for the Closing opinions, which shall be in form and substance reasonably satisfactory to Buyer, including delivery to Buyer of separate documents executed by any Person who has a lien or security interest on, in or against any of the Assets which terminate and cancel all of the Encumbrances upon the proper filing for record of such documents.

            (j) Validity of Authorizations.

                (i) Each FCC Authorization shall on the Closing Date be in unconditional force and effect, valid for the balance of its current term and unimpaired by any acts or omissions of Seller, the Capacity Lease Parties or any other Person.

                (ii) Each Capacity Lease Agreement shall on the Closing Date be in unconditional full force and effect, valid for the balance of its current term and unimpaired by any acts or omissions of Seller, the Capacity Lease Parties or any other Person.

        10.2 Conditions Precedent to Seller's Obligations. Seller's obligations to consummate the sale is subject to the satisfaction of all of the following conditions:

            (a) (intentionally omitted)

            (b) Performance of Obligations by Buyer.  Buyer shall have performed
                -----------------------------------
and complied with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing Date.

            (c)  Representations  and Warranties.  Buyer's  representations  and
                 -------------------------------
warranties contained in this Agreement shall be true and complete in all material respects at the time of execution of this Agreement and at and as of the Closing Date.

            (d) No Action. No law suit, action, investigation,  inquiry or other
                ---------
proceeding shall have been instituted, or threatened by any governmental authority or other Person, on or prior to Closing, to set aside or modify, enjoin or prevent the consummation of the Sale.

            (e) Corporate  Authorization.  Buyer shall have  delivered to Seller
                ------------------------
certified copies of all necessary or appropriate corporate action of the Buyer authorizing the execution, delivery and performance of this Agreement.

            (f)  Deliveries.  Buyer shall have  delivered  to Seller each of the
                 ----------
documents specified in Section 6 hereof.


Section 11. RELATIONSHIP

        11.1 Buyer and Seller agree that neither party shall be the joint venturer, partner or agent of the other, and that neither Buyer nor Seller may bind the other party in any manner whatsoever unless otherwise agreed in this Agreement.

Section 12. INDEMNIFICATION

        12.1 Indemnification By Seller. Notwithstanding any investigation of the Assets and/or the Business made by or for the Buyer prior to or at the Closing, Seller shall indemnify, defend, and hold harmless Buyer for, from and against any and all actual, consequential, absolute or contingent claims, losses, costs, liabilities, damages, expenses and penalties (including legal, costs of settlement and other costs and expenses incident thereto or incurred in any actual action or proceeding) of every kind, nature, and description, including any undisclosed liabilities of Seller, that incident to, resulting from or in any way arise out of (i) the falsity of any material representation or breach of any material warranty of Seller set forth in this Agreement or in any Closing Document, certificate, Schedule, or instrument delivered by Seller to Buyer pursuant to this Agreement, (ii) Seller's breach of any of the covenants of Seller or other provision contained in or arising out of, or failure of Seller to satisfy any condition contained in, this Agreement or the transactions contemplated hereby, (iii) Seller's ownership, operation or conduct of the Business and Assets prior to the Closing, (iv) any breach arising under any of the Assigned Contracts that is asserted to exist as the result of any facts arising before the Closing, except for such circumstances, state of facts or conditions caused or created by Buyer or occurring while Buyer was a party to the Assigned Contract, or (v) any liabilities or obligations of Seller of any nature whatsoever, whether fixed or contingent, other than the Assumed Liabilities. The right of Buyer to obtain indemnification from any other party will not relieve Seller of the obligation to fully indemnify Buyer under this provision.

        12.2 Indemnification by Buyer. Buyer shall indemnify, defend, and hold harmless Seller for from and against any and all actual, consequential, absolute or contingent claims losses, costs, liabilities, damages, expenses and penalties (including legal, costs of settlement and other costs and expenses incident thereto or incurred in any actual or threatened action or proceeding) of every kind, nature and description that incident to, resulting for or in any way arise out of (i) the falsity of any material representation or breach of any material warranty of Buyer set forth in this Agreement or in any Closing Document, certificate, Schedule, or instrument delivered by such Buyer to Seller pursuant to this Agreement , (ii) Buyer's breach of any of the material covenants of Buyer or other provision contained in or arising out of, or failure of Buyer to satisfy any condition contained in, this Agreement or the transactions contemplated hereby, (iii) any breach arising under any of the Assigned Contracts that is asserted to exist as the result of any facts arising after Closing, except for such circumstances, state of facts or conditions caused or created by Seller or occurring while Seller was a party to the Assigned Contracts or (iv) any circumstance, state of facts or condition which arises with respect to the Business or the Assets subsequent to the Closing, except such circumstances, state of facts or conditions attributable to or caused or created or permitted to exist or acquiesced in by Seller or occurring while Seller was the owner of the Business or Assets. The right of Seller to obtain indemnification from any other party will not relieve Buyer of the obligation to fully indemnify Seller under this provision. Seller's aggregate liability pursuant to this Section 12.1 (other than for a breach by Seller of Section 27 of this Agreement or for the failure of Seller to consummate the transactions contemplated by this Agreement in accordance with its terms) shall not exceed $3,900,000.00.

        12.3 Claims Procedure. Should any claim covered by the foregoing indemnity be asserted against a party entitled to indemnification hereunder (the "Indemnitee"), the Indemnitee shall promptly notify the party obligated to make indemnification (the "Indemnitor"), provided that any delay or failure in notifying the Indemnitor shall not affect the Indemnitor's liability under this
Section if such delay or failure was not prejudicial to the Indemnitor. From and after the Closing Date, Buyer shall have the exclusive right to conduct, through attorneys chosen by Buyer, the defense of any claim or action against Buyer or with respect to which Buyer is made a party for which Seller is liable to the Buyer under any of the representations, warranties, indemnities, or other provisions of this Agreement. Seller shall have the right, at Seller's cost and expense, to employ attorneys to consult, confer and advise with Buyer's counsel. Except as otherwise provided by this Section 12.3, the Indemnitor upon receipt of such notice shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, and the Indemnitee shall extend reasonable cooperation to the Indemnitor in connection with such defense. No settlement of any such claim shall be made without the consent of the Indemnitor, such consent not to be unreasonably withheld, conditioned or delayed nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete, and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail to defend a claim within a reasonable time, the Indemnitee shall have the right to assume the defense thereof without prejudice to its rights to indemnity hereunder.

Section 13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES

        13.1 All representations, warranties and agreements made by Seller and/or Buyer in this Agreement shall survive the Closing.

Section 14. ASSIGNMENT; BENEFIT

        14.1 This Agreement and the rights, remedies, obligations or liabilities arising hereunder or by reason hereof shall not be assignable by either party without the prior written consent of the other party, except (i) that Buyer may assign this Agreement and Buyer's rights and obligations under this Agreement to any Affiliate or as collateral security to any lender to Buyer, but such assignment shall not relieve Buyer of any obligations or liabilities under this Agreement, and after the Closing, Buyer may assign its rights under this Agreement to any person that acquires the Business or substantially all of the Assets, and (ii) Seller may assign its rights to payments under this Agreement and any related documents. Subject to this Section 14.1, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their permitted successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall (i) confer on any Person other than the parties hereto, and their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, (ii) create any rights, including, but not limited to, third-party beneficiary rights in any Person other than Buyer and Seller, or (iii) constitute the parties hereto partners or participants in a joint venture.

Section 15. DEFAULT

        15.1 Default of Buyer. Buyer shall be in default if Buyer fails to comply with any material term, provision, covenant or condition of this Agreement or breaches any representation or warranty contained in this Agreement in any material respect. Such default will allow Seller to take any and all action allowed under the law.

            (a) Notice of  Default  to Buyer.  Seller  will  provide  Buyer with
                ----------------------------
written notice of any default under this Agreement, and in the case of a monetary default, Buyer shall have ten business days from receipt of such notice to cure the default provided that, in the case of a nonmonetary default which cannot be cured within two business days, Buyer shall have a reasonable period of time to cure the default if Buyer commences to cure such default within ten business days after notice and continues to diligently cure such default until cured.

            (b) Remedies.  In the event of a default by Buyer,  Seller may, seek
                --------
all remedies and rights afforded by laws and/or equity, and if such default occurs prior to Closing, Seller may terminate this Agreement and, in such event, Seller and Buyer shall be relieved of all obligations under this Agreement.

        15.2 Default of Seller. Seller shall be in default if Seller fails to comply with or satisfy any material term, provision, covenant or condition of this Agreement or breach any representation or warranty contained in this Agreement in any material respect. Such default will allow Buyer to take any and all action under the law.

            (a) Notice of Default to Seller.  Buyer will provide  Seller written
                ---------------------------
notice of any default under this Agreement, and Seller shall have ten business days from receipt of such notice to cure the default; provided that, in the case of a default which cannot be cured within ten business days, Seller shall have a reasonable period of time to cure the default if Seller commences to cure such default within ten business days after notice and continues to diligently cure such default until cured. If Seller fails to comply with Buyer's written demand to cure any such default within ten business days after receipt of written demand, Buyer shall have the right to (i) waive such default, (ii) seek specific performance of Seller's obligations under this Agreement, or (iii) terminate this Agreement. Seller agrees that the Business and the Assets are unique in that damages for failure by Seller to consummate the sale will be impractical and extremely difficult to determine. Therefore, in the event that Seller fails or refuses to consummate the sale and Buyer seeks injunctive relief for specific performance, Seller specifically agrees that the remedies of injunctive relief for specific performance are appropriate remedies for Buyer, and Seller waives and agrees not to assert in defense any claim that injunctive relief for specific performance is not an appropriate remedy for Buyer.

            (b)  Remedies.  In the event of  default by  Seller,  Buyer may,  in
                 --------
addition to all other remedies and rights afforded by law and/or equity, terminate this Agreement and shall be relieved of all obligations under this Agreement.

Section 16. EXPENSES

        16.1 Each party to this Agreement shall pay its own expenses (including without limitation the fees and expenses of its agents, representatives, counsel, and accountants) incidental to the negotiation, drafting, and performance of this Agreement. In the event any party shall bring an action in connection with the performance, breach or necessary interpretation of this Agreement, the prevailing party in any such action shall be entitled to recover from the losing party all reasonable costs and expenses of such action, including attorney's fees.

Section 17. FURTHER ASSURANCES

        17.1 Each of the parties hereto agrees to execute all documents and instruments and to take or to cause to be taken all actions which are necessary or appropriate to complete the transactions contemplated by this Agreement.

Section 18. NOTICE

        18.1 All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be personally delivered, telecopied or mailed, postage prepaid, by certified or registered mail, or delivered by a nationally recognized express courier service, charges prepaid, to the following address (or such other address as the parties may specify from time to time in accordance with this Section):

            (a) Seller's Notice.

                If to Seller:     American Wireless  Systems,  Inc.
                                  7426 E. Stetson Drive, Suite 220
                                  Scottsdale, AZ 85250
                                  Attn: President
                                  Telecopier: (602) 994-4325



                With a Copy to:   O'Conner  Cavanagh
                                  One East  Camelback  Road Suite 1100
                                  Phoenix,  AZ 85012
                                  Attn: Richard Stagg, Esq.
                                  Telecopier: (602) 263-2900

            (b) Buyer's Notice.

                If to Buyer:      TruVision Cable, Inc.
                                  P.O. Box 97209
                                  Jackson, MS 39288-7209
                                          or

                                  181 Kroger Drive
                                  Suite H
                                  Richland, MS 39218
                                  Attn: President
                                  Telecopier: (601) 936-1517

                With a copy to:
                                  Latham & Watkins
                                  885 Third Avenue
                                  New York, NY 10022-4802
                                  Attn: Samuel Fishman
                                  Telecopier: (212) 751-4864

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and shall be effective upon receipt.

Section 19. AMENDMENTS, WAIVERS AND CONSENTS

        19.1 The terms of this Agreement may not be amended, modified or eliminated except by a writing signed by Buyer and Seller. No delay or omission by either party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any prior or subsequent breach thereof or of any other covenant herein contained. Any waiver of any nonobservance or nonperformance of a term or condition shall be in writing and shall not be deemed to excuse any future nonobservance or nonperformance or to constitute an amendment, modification or elimination of this Agreement unless it expressly so states. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

Section 20. EXHIBITS AND SCHEDULES

        20.1 All exhibits and schedules referred to in this Agreement, including all permitted amendments or supplements to or modifications of any such schedule, are made a part of and incorporated into this Agreement by reference, and are subject to all of the Seller's representations, warranties and covenants contained in this Agreement.

Section 21. SECTION AND OTHER HEADINGS

        21.1 The Section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

Section 22. EXECUTION IN MULTIPLE COUNTERPARTS; EFFECTIVE DATE

        22.1 This Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be effective on the date the last signed counterpart is executed (the "Effective Date").

Section 23. GOVERNING LAW

        23.1 THIS AGREEMENT AND THE RESPECTIVE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

Section 24. CONFIDENTIALITY

        24.1 Each party agrees that all information communicated to it by the other, whether before or after the date hereof will be and was received in strict confidence, and will be used only for purposes of this Agreement, and that no such information, including, without limitation, the provisions of this Agreement, will be disclosed by the receiving party, its directors, officers, employees or agents, without the other party's prior written consent, except as may be necessary by reason of legal, accounting, or regulatory requirements and for purposes of obtaining debt or equity relating to the Business. Buyer hereby grants to Seller its consent to disclose such information as may be required by law or regulation because Seller is a publicly-held company.

Section 25. SEVERABILITY

        25.1 If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then all parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal and unenforceable. If the remainder of this Agreement shall not be affected by such declaration or finding and is capable of substantial performance, then each provision not so affected shall be enforced to the extent permitted by law.

Section 26. CONSTRUCTION

        26.1 The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto and without implying a presumption that the terms shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the person who prepared the documents, it being agreed that all parties hereto have been represented by counsel and that representatives of all parties have participated in the preparation hereof.

Section 27. NO SOLICITATION

        27.1 From the date hereof through the Closing, Seller and its representatives shall not, directly or indirectly, enter into, solicit, initiate, encourage or continue any discussions or negotiations with, or encourage or respond to any inquiries of proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any Person, other than Buyer and its representatives, concerning any sale, lease, assignment or other transfer or disposition of all or a portion of the Assets or the Business (each such transaction being referred to herein, a "Proposed Acquisition Transaction"). Seller hereby represents that it is not now engaged in discussions or negotiations with any party other than Buyer with respect to any of the foregoing; provided however, that Buyer acknowledges that Seller has already entered into the Merger Agreement which provides for the sale of the Assets to Heartland. Seller shall (i) immediately notify Buyer (orally and in writing) if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, any information is requested with respect to any Proposed Acquisition Transaction or any offer is made with respect to any Proposed Acquisition Transaction, (ii) include in such notification the terms of any such proposal or offer that it may receive in respect of any such Proposed Acquisition Transaction (and provide Buyer with a copy thereof in writing), including, without limitation, the identity of the prospective purchaser or soliciting party, and (iii) keep Buyer informed on the status of the foregoing. Seller agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Seller is a party.

Section 28. COVENANT NOT TO COMPETE.

        28.1 Recitals. Seller acknowledges and agrees that it has technical expertise associated with the Business and is well known in the wireless cable industry. In addition, Seller has valuable business contacts with clients and potential clients of the Business and with professionals in the wireless cable industry. Seller's reputation and goodwill are in integral part of its business success throughout the areas where it conducts the Business. If Seller deprives Buyer of any of Seller's goodwill or in any manner uses its reputation and goodwill in competition with Buyer, Buyer will be deprived of the benefits it has bargained for pursuant to this Agreement. Since Seller has the ability to compete with Buyer in the operation of the Business, Buyer therefore desires that Seller enter into this Covenant Not To Compete. But for Seller's entry into this Covenant Not To Compete, Buyer would not have entered into this Agreement with Seller or into the Flippen Agreement with Heartland.

        28.2 Covenant Not to Compete. Seller agrees that for a period of three years after the Closing Date (the "Term"), Seller, unless acting in accordance with Buyer's prior written consent, shall not, directly or indirectly, own, manage, operate or control, or participate in the ownership, management, operation or control of, or be connected as a director, officer, partner, consultant or otherwise with, or permit its name to be used by or in connection with, any profit or non-profit business or organization which owns or operates a wireless television cable system or owns, acquires, leases or has the right to use any Authorizations and/or any capacity for wireless cable channels in Basic Trading Areas (as defined in the Rand McNally 1995 Commercial Atlas and Marketing Guide) 290, ( the "Non-compete BTA"), except for Heartland's existing system in Forest City Arkansas and provided that, the foregoing shall not preclude Seller from owning less than 10% of the publicly traded voting securities of any entity if such securities are acquired and held for investment (and not for control) purposes and not the purpose of circumventing the intent hereof. From and after the date hereof and until the end of the Term, Seller shall not, directly or indirectly or through any intermediary or agent, take any action to obtain, or to assist any third party in obtaining, any Authorizations and/or leases of excess capacity for any additional wireless cable channels in the Non-compete BTA. Buyer, Seller and their respective Affiliates shall publicly disclose the provisions of this paragraph to the extent required by applicable law. Notwithstanding the foregoing, Buyer agrees that nothing herein shall prevent Seller from entering into a joint venture or similar business relationship with any party (including CAI Wireless Systems, Inc.) on any terms provided such arrangement does not result in Seller directly or indirectly owning any interest in, or operating, controlling or managing wireless cable channel rights in the Non-compete BTA.

        28.3 Cooperation by Parties. Buyer agrees that it will utilize reasonable efforts to secure the BTA Authorization for the Non-Compete BTA when such authorization is auctioned by the FCC. In the event that Buyer secures the BTA Authorization for the Non-compete BTA and this Agreement is terminated, Buyer grants to Seller an option for a period of one year from the date the Agreement is terminated ("Option Period") to purchase a partitioned portion of the Non-compete BTA for those MDS channels available to Buyer as the BTA Authorization holder for the Non-compete BTA within 35 miles of the location of the existing System headend upon the following terms and conditions. Seller shall provide Buyer with written notice of the exercise of its option to purchase within the Option Period. Within thirty (30) days of such written notification, Seller shall, pursuant to paragraph 46 of the Report and Order in MM Docket No. 94-131, submit long form applications for new MDS stations with technical specifications that match those of the MDS stations that currently comprise the System. In the event Seller submits such applications, Seller agrees that upon issuance to Seller of a Partioned Service Area (PSA) Authorization, Seller shall pay to Buyer an amount equal to Buyer's purchase price for the Non-compete BTA Authorization (less any bidding credit to which Buyer may be entitled) multiplied by a fraction whose numerator shall be the number of television households in the Non-compete BTA that are located within 35 miles of the location of the existing System headend and whose denominator shall be the total number of television households in the Non-compete BTA and then further multiplied by a fraction whose numerator shall be the number of MDS channels available to Buyer as the BTA Authorization holder for the Non-compete BTA within 35 miles of the location of the existing system headend and whose denominator is 13. Upon making such payment, and for the duration of Buyer's BTA Authorization, Seller shall have sole and exclusive and all of the rights of a BTA Authorization holder within an area comprising a 35 mile radius surrounding the existing System headend. In such event, Buyer shall not assign, transfer, or otherwise convey any BTA Authorization for the Non-compete BTA without first providing Seller with a written agreement from the assignee of such rights that it agrees to assume Buyer's obligations hereunder with respect to such Noncompete BTA Authorization. The foregoing provisions of this Section 28.3 shall have no effect upon the rights or obligations of any party hereto arising out of any breach of this Agreement.

        28.4  Severability  of  Provisions.  If any  covenant  set forth in this
Section 28 is determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be enforceable. The invalidity or unenforceability of any particular provision of this Section 28 shall not affect the other provisions hereof, which shall continue in full force and effect. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states of the United States, and each other country, and political subdivision thereof, in which any Seller or its successors now transacts any business.

        28.5 Injunctive Relief. Seller acknowledges that (i) the provisions of Sections 28.1 and Section 28.2 are reasonable and necessary to protect the legitimate interests of Buyer, and (ii) any violation of Sections 28.1 or 28.2 will result in irreparable injury to Buyer, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to Buyer for such a violation. Accordingly, Seller agrees that if Seller violates the provisions of Sections
28.1 or 28.2, in addition to any other remedy which may be available at law or in equity, Buyer shall be entitled to specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual damages.

Section 29. ENTIRE AGREEMENT

        29.1 This Agreement including all attachments, exhibits and schedules, and the Escrow Agreement supersede any other agreement, whether written or oral, that may have been made or entered into by the parties (or by any director, officer, agent or other representative of such parties) relating to the matters contemplated hereby. This Agreement including all attachments, exhibits and schedules, and other agreements executed contemporaneously herewith constitute the entire agreement between the parties hereto.


    IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.


SELLER:                                   BUYER:

AMERICAN WIRELESS SYSTEMS, INC.           TRUVISION CABLE, INC.
 a Delaware Corporation                    a Delaware corporation

By: /s/ Steven G. Johnson                 By: /s/ Henry M. Burkhalter
    ---------------------                     -----------------------
Name:  Steven G. Johnson                   Name:  Henry M. Burkhalter
Its:   President                           Its:   President